                                                                 Exhibit (99.1a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-58632, 33-79294,
33-59499, 333-03949, 333-03953, 333-03951) of our report dated June 8, 2000, on our audits of the financial statements of the Lifeline Employees' Savings and Investment Plan as of December 31, 1999 and 1998 and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                               /s/ PricewaterhouseCoopers, LLP

                                               PricewaterhouseCoopers, LLP

Boston, Massachusetts
June 28, 2000